UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2004

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-50291	84-1157022
(State of Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification)

390 Union Blvd, Suite 540

Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.    Securities and Trading Markets

Item 3.02        Unregistered Sales of Equity Securities

On November 12, 2004, VCG Holding Corporation, a Colorado corporation (the “Company”) sold $1,250,000 of 12% Convertible Subordinated Notes (the “Notes”) in a private placement transaction. The Notes, which are held in Company’s wholly owned subsidiary, Glenarm Restaurant LLC (“Glenarm”), have a term of two years and are convertible into shares of the Company’s common stock at a conversion price of $2.00 per share at the option of the Noteholder. In addition, for every $250,000 principal amount of the Notes purchased, an investor in the private placement received a 5-year warrant to purchase up to 31,250 common stock shares of the Company at an exercise price of $3.00 per share and a warrant to purchase up to 31,250 common stock shares of the Company at an exercise price of $4.00 per share. Certain purchasers obtained the right to invest an additional $1,500,000 of the Notes with a conversion price at a premium to the average closing prices for the Company’s common stock calculated during the twenty business days immediately prior to the date of the subscription agreement in connection with the private placement. As an additional consideration to the investors in the private placement, upon the purchase of the Company’s securities, Glenarm has granted a security interest in all of its assets to the investors in the private placement pursuant to a security agreement with such investors. The Company guaranteed Glenarm’s obligations pursuant to a parent guarantee agreement with such investors. Further, the Company agreed to file a resale registration statement with the Securities and Exchange Commission within thirty (30) days of the final closing of the private placement for the purchasers in the private placement.

Westminster Securities Corporation acted as an exclusive placement agent in connection with the private placement. The Company intends to use the proceeds of the private placement to provide financing for its recently completed acquisition of the Diamond Cabaret nightclub in Denver, Colorado.

In connection with the transaction, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering insofar as the purchasers in the private placement are accredited investors purchasing the securities for their own account and not with a view towards or for resale in connection with their distribution. The foregoing is a summary description of the major terms of the referenced documents in connection with the private placement.

Section 8.    Other Events

Item 8.01        Other Events

On November 12, 2004, the Company issued a press release announcing the above-referenced private placement. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9.     Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits

(b) Exhibits.

Exhibit 99.1        Press Release dated November 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: November 18, 2004	By: /s/ Donald W. Prosser
Name: Donald W. Prosser Title: Chief Financial and Accounting Officer